                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 28, 1999
                                                        -----------------
                               RADISYS CORPORATION

State of Oregon                        0-26844           93-0945232
--------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission       (IRS Employer
 incorporation or organization)       File No.)         Identification No.)

5445 NE Dawson Creek Drive, Hillsboro, OR                   97124
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)

                                 (503) 615-1100
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                    No Change
--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     The following financial statements of the business acquired are attached hereto:

     Report of Independent Accountants .................................................    F-1

     Statement of Assets to be Acquired, December 28, 1999 .............................    F-2

     Statement of Direct Revenues and Direct Operating Expenses for the
     period from January 1, 1999 to December 28, 1999 ..................................    F-3

     Notes to Financial Statements .....................................................    F-4

     (b) PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma consolidated condensed financial
     Statements are attached hereto:

     Unaudited Pro Forma Consolidated Condensed Financial Data as of and
     for the nine months ended September 30, 1999 ......................................    F-9

     Unaudited Pro Forma Consolidated Condensed Balance Sheet Data
     as of September 30, 1999 ..........................................................    F-11

     Unaudited Pro Forma Consolidated Condensed Statement of Operations
     Data for the nine months ended September 30, 1999 .................................    F-12

     Notes to Unaudited Pro Forma Consolidated Condensed Financial
     Data ..............................................................................    F-13

    (c)  EXHIBITS.

2.1*     Asset Purchase Agreement between RadiSys Corporation and
         International Business Machines Corporation, dated as of December 17, 1999.

23.1     Consent of PricewaterhouseCoopers LLP.

* Previously filed.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   March 10, 2000

                             RADISYS  CORPORATION

                             By:  /s/ Stephen F. Loughlin
                                -------------------------------------
                                      Stephen F. Loughlin
                                      Vice President of Finance &
                                      Administration & Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of RadiSys Corporation

We have audited the accompanying statement of assets to be acquired of the Open Computing Platform (OCP) Business Unit of International Business Machines Corporation as of December 28, 1999, and the related statement of direct revenues and direct operating expenses for the period from January 1, 1999 through December 28, 1999. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared solely to present the assets of OCP to be acquired by RadiSys Corporation pursuant to the Asset Purchase Agreement between RadiSys Corporation and International Business Machines Corporation dated December 17, 1999, and the related direct revenues and direct operating expenses of OCP, and are not intended to be a complete presentation of the assets and liabilities, the results of operations or cash flows of the OCP Business Unit of International Business Machines Corporation.

The OCP Business Unit of International Business Machines Corporation is a member of a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired of the OCP Business Unit of International Business Machines Corporation at December 28, 1999, and the direct revenues and direct operating expenses for the period from January 1, 1999 to December 28, 1999, in conformity with accounting principles generally accepted in the United States.

PricewaterhouseCoopers LLP
Portland, Oregon
March 3, 2000

OCP BUSINESS UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION
                       STATEMENT OF ASSETS TO BE ACQUIRED
                                December 28, 1999

               (in thousands)

               Inventories                               $         721
               Equipment, net                                       22
                                                            ----------
                  Total assets acquired                  $         743
                                                            ===========






The accompanying notes are an integral part of the financial statements.

        OCP BUSINESS UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION
            STATEMENT OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES
           For the period from January 1, 1999 through December 28, 1999

             (in thousands)

             Direct revenues                              $       48,463
                                                            -------------
             Direct operating expenses:
                  Costs of revenues                               33,043
                  Research and development                         4,812
                  Selling, general and
                       administrative                              1,146
                                                            -------------
             Total direct operating
               expenses                                           39,001

                                                            -------------
             Direct revenues in excess of
               direct operating expenses                  $        9,462
                                                            =============




The accompanying notes are an integral part of the financial statements.

        OCP BUSINESS UNIT OF INTERNATIONAL BUSINESS MACHINES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                 (In thousands)

1.   BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS:

International Business Machines Corporation ("IBM") and RadiSys Corporation (the "Buyer" or "RadiSys") entered into a definitive agreement (the "Agreement") on December 17, 1999 under which the Buyer acquired certain assets dedicated to IBM's Open Computing Platform (OCP) operation (collectively referred to as the "OCP Business Unit"). OCP develops and sells integrated computer-based solutions based on Intel architecture, primarily to OEM's of telecommunications equipment. Some OCP products are shipped with the IBM logo through several distributors of mid-range computer products. RadiSys has the right to continue to ship product with the IBM logo for one year. The OCP Business Unit has been operating as a division of IBM since 1985. The accompanying financial statements present the assets to be acquired and the direct revenues and direct operating expenses of the OCP Business Unit based upon the structure of the transaction as described in the Agreement; this transaction is herein referred to as the "Acquisition."

The financial statements have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations accounted for as a purchase, and are not intended to be a complete presentation of the financial position, results of operations and cash flows as if the OCP Business Unit had operated as a stand-alone company. The OCP Business Unit was not operated as a stand-alone business within IBM.

Because the OCP Business Unit was not operated as a stand-alone business, the presentation does not include certain indirect expenses of the OCP Business Unit which were incurred by other divisions of IBM. Therefore, the accompanying financial statements are not representative of the complete financial position, results of operations or cash flows of the OCP Business Unit for the period presented.

The OCP Business Unit subcontracts all manufacturing and system integration services to third parties. These subcontractors own all production inventory until the OCP Business Unit takes title at shipment to the customer. Inventory balances owned by the OCP Business Unit relate only to end-of-life components necessary to continue offering current versions of existing products.

IBM provided various services to the OCP Business Unit including, but not limited to, general management, facilities management, human resources, data processing, security, payroll and employee benefits administration, financial, legal, tax, insurance administration, duplicating, telecommunications and other miscellaneous services. Expenses related to employee benefits, facilities management, data processing, security, duplicating and telecommunications have been allocated to the OCP Business Unit and are presented in the accompanying statement of direct revenues and direct operating expenses. These allocations have been made first on the basis of direct usage when identifiable, with the remainder allocated on the basis of revenues, headcount, or other statistical basis. Where the allocations are based on headcount, the number of employees associated with the OCP Business Unit has been identified or estimated by management of IBM based on its understanding of the Agreement, in order for such allocations to be made. These methods of allocating indirect costs are considered reasonable; however, they do not necessarily reflect the costs that the OCP Business Unit would have incurred on a stand-alone basis. The financial information included herein may not necessarily reflect the financial position, results of operations and cash flows of the OCP Business Unit on a stand-alone basis in the future. Expenses related to general management, human resources, payroll and employee benefits administration, financial, legal, tax, insurance administration, and other miscellaneous services have not been allocated by IBM to the OCP Business Unit and are not included in the accompanying financial statements.

In the accompanying statement of direct revenues and direct operating expenses, direct revenues presented are derived primarily from billings to third parties, while direct operating expenses presented are actual expenses incurred by the OCP Business Unit plus expense allocations from IBM. Direct revenues include hardware and related sales.

2. SUMMARY OF ACCOUNTING POLICIES

INVENTORIES

Inventories consist primarily of end of life component parts and are valued at the lower of cost or market, cost being determined on the basis of weighted average cost.

EQUIPMENT

Equipment is recorded at cost and depreciated for financial reporting purposes on the straight-line basis over estimated useful lives of three to five years. Ordinary maintenance and repair expenditures are charged to expense as incurred. Equipment, which consists primarily of office furniture and equipment and manufacturing test equipment, was $132 at gross cost less accumulated depreciation of $110 at December

28, 1999. Depreciation expense was not material for the period ended December 28, 1999.


REVENUE RECOGNITION

The OCP Business Unit recognizes revenue on product sales upon shipment from third party manufacturing subcontractors, based on free on board shipping terms.

RESEARCH AND DEVELOPMENT

Expenditures for research and development are expensed as incurred.

INCOME TAXES

Income taxes have not been provided in the financial statements as the OCP Business Unit is part of the consolidated IBM company and income taxes were not allocated to the divisional level.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets to be acquired at the date of the financial statements, and the reported amounts of direct revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

3.  FACILITIES

Occupancy and facilities expense, which primarily consists of rent, utilities and insurance expense, allocated to the OCP Business Unit for the period ended December 28, 1999 was $342. Pursuant to the Agreement, RadiSys may sublease the IBM facilities for a period of no greater than twelve months from the date of closing. RadiSys will obtain its own office space for the OCP operation.

4.   PENSION AND HEALTH CARE PLANS

The employees of the OCP Business Unit participated in IBM pension and retiree health care benefit plans. Pursuant to the Agreement, liabilities pertaining to participation by such employees of the OCP Business Unit in IBM pension and retiree health care benefit plans are not assumed by the Buyer. Accordingly, such liabilities are excluded from the accompanying statement of assets to be acquired.

5.  TRADEMARK AND PATENT AGREEMENTS

As described in Note 1, OCP develops and sells integrated computer-based solutions primarily to OEM's of telecommunications equipment. Most of the business involves customized solutions for specific OEM applications with the OEM's logo on the product. Some OCP products are shipped with the IBM logo through several distributors of mid-range computer products. RadiSys has the right to continue to ship product with the IBM logo for one year. RadiSys purchased the nonexclusive right to use certain IBM patents and intellectual property associated with the OCP operations for a term of five years.

6.  RISK CONCENTRATIONS, COMMITMENTS AND CONTINGENCIES

SALES TO SIGNIFICANT CUSTOMERS

During the period ended December 28, 1999 OCP had revenue from two individual customers comprising 52% and 14% of total revenue, respectively.

EXPORT SALES

Export sales from the U.S. for the period ended December 28, 1999 were approximately 5% of total sales.

COMMITMENTS

The initial purchase price for the assets to be acquired was $13,931 paid in cash at time of closing, subject to specified post-closing adjustments. Pursuant to the terms of the Agreement, RadiSys may be required to make additional future payments in March of 2001, 2002, and 2003 based upon a formula tied to future OCP revenues. These potential future payments will be accounted for as additional purchase price. The total consideration for the Acquisition will not exceed $30 million.

Pursuant to the Agreement, RadiSys acquired the rights and obligations of IBM in connection with certain open purchase orders relating to the OCP Business Unit which were outstanding at the closing of the Acquisition. These purchase orders relate primarily to open customer contracts for products currently in production. In addition, RadiSys acquired certain product development open purchase orders.

7.  TRANSITION SERVICES AGREEMENTS

Concurrent with the closing of the Acquisition, IBM and RadiSys entered into transition services agreements (the "Transition Agreements") whereby IBM agreed to provide, and RadiSys agreed to purchase, certain manufacturing and fulfillment support services; network, data and information processing services; facilities management and accounting services (collectively, the "IBM Services") for a period of six months. Generally, the cost to RadiSys for the IBM Services will be the cost to IBM including labor, out of pocket costs to third parties and an allocation for overhead costs.

                               RADISYS CORPORATION
                        Unaudited Pro Forma Consolidated
                            Condensed Financial Data
             As of and for the nine months ended September 30, 1999

International Business Machines Corporation ("IBM") and RadiSys Corporation (the "Buyer" or "RadiSys") entered into a definitive agreement (the "Agreement") on December 17, 1999 under which the Buyer acquired certain assets dedicated to the IBM's Open Computing Platform (OCP) operation (collectively referred to as the "OCP Business Unit"). OCP develops and sells integrated computer-based solutions based on Intel architecture, primarily to OEM's of telecommunications equipment. Some OCP products are shipped with the IBM logo through several distributors of mid-range computer products. RadiSys has the right to continue to ship product with the IBM logo for one year. This transaction is herein referred to as the "Acquisition".

The following unaudited pro forma consolidated condensed financial data has been derived from the respective companies' historical financial statements. The historical financial statements of the OCP Business Unit present the assets to be acquired and the direct revenues and direct operating expenses of the OCP Business Unit based upon the structure of the transaction at and for the nine-month period ended September 30, 1999. The OCP Business Unit was not operated as a stand-alone business within IBM. Assets used in the OCP Business Unit were an integral part of the IBM operations to provide integrated computer-based solutions based on Intel architecture, primarily to OEM's of telecommunications equipment. Because the OCP Business Unit was not operated as a stand-alone business, the presentation does not include certain indirect expenses of the OCP Business Unit. Therefore, the financial statements are not representative of the complete financial position, results of operations or cash flows of the OCP Business Unit for the period presented.

The unaudited pro forma consolidated condensed balance sheet gives effect to the Acquisition on a purchase basis as if it had been consummated on September 30, 1999. The unaudited pro forma consolidated condensed statement of operations data gives effect to the Acquisition on a purchase basis as if it had been consummated on January 1, 1999.

In the opinion of management of RadiSys, all adjustments necessary to present fairly such unaudited pro forma consolidated condensed financial data have been made based on the terms and structure of the Acquisition. This unaudited pro forma consolidated condensed financial data are not necessarily indicative of what actual results would have been if the Acquisition had occurred at the beginning of the respective period nor do they purport to indicate the results of future operations of RadiSys. These unaudited pro forma consolidated condensed financial data should be read in conjunction with the accompanying notes to the pro forma consolidated condensed financial data and the historical financial statements of RadiSys and the OCP Business Unit.

Prior to the Acquisition, the OCP Business Unit was operated as a part of IBM. Management of IBM allocated certain costs in preparation of the historical financial statements of the OCP Business Unit. These cost allocations do not necessarily reflect the actual costs that would have been incurred by the OCP Business Unit if it had been operated as a stand-alone business.

RadiSys and the OCP Business Unit estimate that following the Acquisition additional one-time charges to operations will be incurred associated with integrating the two businesses. These non-recurring charges have been excluded from the pro forma presentation.

The adjustments to the unaudited pro forma consolidated condensed financial data are preliminary and are subject to adjustment based on the Agreement and the actual amounts of assets acquired assumed as of the closing date, December 28, 1999.

                               RADISYS CORPORATION
               Pro Forma Consolidated Condensed Balance Sheet Data
                                   (Unaudited)
                                 (In thousands)

                                                                      As of September 30, 1999
                                            ------------------------------------------------------------------------------------


                                               RadiSys              OCP            Pro forma                          Pro forma
                                             Historical         Historical        Adjustments    References          Consolidated
                                             ----------         ----------        -----------    ----------          ------------
                                                                   (1)

                ASSETS
Cash and cash equivalents                $         24,242                                                      $             24,242
Accounts receivable                                50,403                                                                    50,403
Inventories                                        44,757             1,400                           A                      46,157
Other current assets                                2,072                                                                     2,072
Deferred income taxes                               3,455                                                                     3,455
Property and equipment, net                        19,251                28                                                  19,279
Goodwill and intangibles                           21,882                                13,073       B                      34,955
Other non-current assets                            9,577                                                                     9,577
                                            -------------      ------------                                     ------------------
Total assets                             $        175,639  $          1,428                                    $            190,140
                                            ==============     =============                                      ================
 LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                         $         34,400                                                      $             34,400
Short term borrowings                                                                    14,501       C                      14,501
Accrued expenses                                   17,725                                                                    17,725
Total shareholders' equity                        123,514                                                                   123,514
                                            --------------                                                       ------------------
Total liabilities
and shareholders' equity                 $        175,639                                                      $            190,140
                                              ===========                                                          ================



(1) OCP Business Unit historical September 30, 1999 amounts represent only the assets to be acquired.


See accompanying notes to pro forma consolidated condensed financial data.

                                    RADISYS CORPORATION
                  Pro Forma Consolidated Condensed Statement of Operations Data

                                   (Unaudited)
                      (In thousands, except per share data)


                                                                    Nine months ended September 30, 1999
                                            --------------------------------------------------------------------------------

                                                RadiSys             OCP           Pro forma                      Pro forma
                                               Historical        Historical      Adjustments       References   Consolidated
                                               ----------        ----------      -----------       ----------   ------------
                                                                     (2)
Total revenues                             $       178,145           35,931                                     $    214,076
Operating expenses:
     Costs of goods sold                           113,023           24,985                                          138,008
     Research and development                       21,973            3,642                                           25,615
     Selling, general &
       administrative                               26,991              766                                           27,757
     Goodwill & intangibles
       amortization                                  1,733                            2,861             D              4,594
     Combination costs                               5,971                                                             5,971
                                              -------------    -------------                                     -----------
Total operating expenses                           169,691           29,393                                          201,945
                                              -------------    -------------                                     -----------
Income from operations                               8,454            6,538                                           12,131
Interest and other income, net                       2,943                            (924)             E              2,019
                                              -------------    -------------                                     -----------
Income before income taxes                          11,397            6,538                                           14,150
Income tax provision (benefit)                      (1,807)                           1,074             F              (733)
                                              -------------    ------------                                     ------------

Net income                                 $        13,204            6,538                                     $     14,883
                                              =============    =============                                     ===========

Per share data:
   Net income
     Basic                                 $          1.23              N/A                                      $      1.39
     Diluted                               $          1.18              N/A                                      $      1.33

Weighted average shares:
     Basic                                          10,722              N/A                                            10,722
     Diluted                                        11,171              N/A                                            11,171


(2) OCP Business Unit historical 1999 amounts represent only direct revenues and direct operating expenses.

See accompanying notes to pro forma consolidated condensed financial data.

                               RADISYS CORPORATION
                         Notes to Pro Forma Consolidated
                            Condensed Financial Data
                                   (Unaudited)
                                 (In thousands)

(A) Amount recorded is at net realizable value, hence there is no adjustment necessary to state inventory acquired at fair value pursuant to APB16, "Business Combinations."

(B) Amount represents goodwill and intangibles related to the excess of the purchase price over the fair value of the tangible assets acquired which will be amortized ratably over five years.

(C) RadiSys paid $13,931 (subject to post-closing adjustments) in cash consideration for the Acquisition obtained from short term borrowing under its existing credit line. For pro forma purposes, the cash consideration is $14,501 which takes into account the inventory value at September 30, 1999 rather than at the purchase date of December 28, 1999. In addition, $101 of direct and incremental costs were incurred related to the Acquisition and are included in the purchase price.

(D) Amount represents goodwill amortization for the nine months ended September 30, 1999, giving effect to estimated additional net contingent consideration to be paid of $6,175.

(E) Amount represents an increase in interest expense assuming the cash consideration and resulting short term borrowing was transacted on January 1, 1999. The interest rate used is the pro rata interest rate charged to Radisys in 1999 of 8.5%.

(F) Amount represents the income tax effect of OCP Business Unit income from operations, after pro forma adjustments for amortization and interest income, at the statutory income tax rate of 39%.

Exhibit           Description
-------           -----------

2.1* Asset Purchase Agreement between RadiSys Corporation and International Business Machines Corporation, dated as of December 17, 1999.

                  The following exhibits and schedules to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

                  Exhibit A           Assumption Agreement
                  Exhibit B           Bill of Sale
                  Exhibit C           Schedule of Disclosure and Exceptions
                  Exhibit D           OCP Products
                  Exhibit E           OEM Customer Applications Which Currently
                                      Use OCP Products
                  Schedule 1.1        Transferred Assets
                  Schedule 1.1(a)     Production Equipment
                  Schedule 1.1(b)     Furniture and Equipment
                  Schedule 1.1(c)     Inventory and Work-in-Process
                  Schedule 1.1(d)     Customer and Other Contracts to be
                                      Transferred to Buyer as Transferred Assets
                  Schedule 1.2        Excluded Assets
                  Schedule 1.4        Assumed Liabilities
                  Schedule 1.4(a)     Contracts to be Transferred to Buyer as
                                      Assumed Liabilities
                  Schedule 1.4(b)     Contracts with Seller or Seller's
                                      Affiliates to be Transferred to Buyer as Assumed Liabilities
                  Schedule 2.2        Closing Statement
                  Schedule 3.1        Estimated Allocation of Purchase Price
                  Schedule 4.2(a)     Listing of Regular and Supplemental
                                      Employees
                  Schedule 4.2(b)(1)  Summary of Buyer's Planned Employment
                                      Terms and Benefit Plans
                  Schedule 4.2(b)(2)  Buyer's Severance Pay Practice for
                                      Transferred Employees
                  Schedule 8.3        Governmental Actions
                  Schedule 8.8        OEM Agreement Consents

23.1              Consent of PricewaterhouseCoopers LLP



*  Previously filed.
                                       F-14